Exhibit 99.2

National Energy Services Reunited Corp. Completes $210,000,000 Initial Public Offering

NEW YORK and HOUSTON, May 17, 2017 -- National Energy Services Reunited Corp. (NasdaqCM: NESRU) ("NESR" or the "Company"), a company formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities, today announced the closing of its initial public offering (“IPO”) of 21,000,000 units at a price to the public of $10.00 per unit, with the offering raising gross proceeds of $210,000,000.  The units commenced trading on Friday, May 12, 2017, on The NASDAQ Capital Market ("Nasdaq") under the symbol "NESRU." Each unit issued in the IPO consists of one ordinary share and one warrant to acquire one-half of one ordinary share at a price of $11.50 per full share. Once the securities comprising the units begin separate trading, the ordinary shares and warrants are expected to be traded on Nasdaq under the symbols "NESR" and "NESRW", respectively. Certain lead investors, as defined in the final prospectus, who have agreed to hold their shares through the consummation of our initial business combination and not seek redemption in connection therewith, purchased an aggregate of $60,000,000 of units in the IPO.

Maxim Group LLC and National Bank of Canada Financial Inc. acted as the joint book running managers for the offering. NESR has granted the underwriters a 45-day option to purchase up to 3,150,000 additional units to cover over-allotments, if any.

Of the proceeds received from the consummation of the IPO, $210,000,000 (or $10.00 per unit sold in the IPO) was placed in trust. An audited balance sheet of the Company as of May 17, 2017 reflecting receipt of the proceeds from the IPO will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (the “SEC”).

Ellenoff Grossman & Schole LLP acted as U.S. counsel to the Company, Ogier acted as British Virgin Islands counsel to the Company and Loeb & Loeb acted as counsel to the underwriters.

Registration statements relating to these securities were declared effective by the SEC on May 11, 2017. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This offering was made only by means of a prospectus. Copies of the prospectus relating to this offering may be obtained by contacting Maxim Group LLC 405 Lexington Ave, New York, NY 10174, Attn: Prospectus Department or by Tel: (800) 724-0761. Copies of the registration statement can be accessed through the SEC's website at www.sec.gov.

About NESR

NESR, led by Sherif Foda, is a blank check company, also commonly referred to as a Special Purpose Acquisition Company, or SPAC, formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities. The Company's efforts to identify a target business will not be limited to a particular industry or geographic region, although we intend to focus our search on target businesses and assets in the energy services industry, with an emphasis on oil and gas services globally.

Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements". Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and preliminary prospectus for the Company's offering filed with the SEC. Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Dhiraj Dudeja
NESR Corp
dhiraj@nesrco.com